Exhibit 99.1

Kaival Brands Accelerates Growth with Bidi™ Vapor Partnership

Generates Revenues of Approximately $22.5 million for the first half of fiscal 2020

Florida, May 27, 2020 – Kaival Brands Innovations Group, Inc. (OTC PINK: KAVL) (“Kaival Brands,” the “Company,” or “we”), a company focused on growing and incubating innovative and profitable products into mature, dominant brands, today announced financial results for its fiscal 2020 second quarter ended April 30, 2020.

Fiscal 2020 Second Quarter Highlights:

•	Revenues for the second quarter of fiscal 2020 were approximately $22.5 million, compared to $0 in the same period of the prior fiscal year.
•	Gross profit* for the second quarter of fiscal 2020 was approximately $4.2 million, compared to $0 for the second quarter of fiscal 2019.
•	Total cost of revenue – related party was approximately $18.3 million for the second quarter of fiscal 2020, compared to $0 in the same period of the prior fiscal year.
•	Total operating expenses were approximately $458,000 in the second quarter of fiscal 2020, compared to approximately $4,200 in the same period of the prior fiscal year.
•	Net income was approximately $2.8 million, or $0.00 basic and diluted earnings per share in the second quarter of fiscal 2020, compared to net loss of approximately $4,000, or $0.00 basic and diluted loss per share, for the prior year period.
•	Cash balance at April 30, 2020 was approximately $2.0 million compared to $0 at April 30, 2019.

* This press release includes references to non-GAAP financial measures. Please see the heading “Use of Non-GAAP Financial Measures” below for a more complete explanation.

Management Comments

Niraj Patel, Chief Executive Officer of Kaival Brands, stated, “The rising demand for high-quality vape products has given Kaival Brands more possibilities for success in its partnership with Bidi Vapor LLC (“Bidi Vapor”). We have made substantial headway in our initial distribution of Bidi Vapor’s product, the “Bidi™ Stick,” generating revenues of approximately $22.5 million in the first few months of this partnership. Our focus now is to continue to increase revenues by increasing Bidi Vapor’s market share in the vaping industry.”

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“To further drive growth, we have created a market engagement and sales force, which we believe will assist us in reaching more retail and wholesale customers. We also now have a dedicated customer support team that covers live chat and emails in order to ensure that we are providing quality customer service. We also have a sales team for the onboarding of new wholesale and retail partners. These new wholesale and retail partners are also provided with a comprehensive guide to the products to ensure that they adhere to Bidi Vapor principles.”

“Right now, we see that the demand for the Bidi Sticks is ever-increasing. We want to continue this momentum, so we are working hard with our retail and wholesale partners to cater to the growing demand,” says Mr. Patel. He added, “Kaival Brands believes that a strong partnership with all brand stakeholders is a necessary element to make any business successful. That is why Kaival Brands, as distributor, ensures that both retail and wholesale partners are equipped with proper product knowledge and adhere to the rules of the vaping industry. We are preparing for more growth with Bidi Vapor in the coming months. After we establish initial market success, we plan to identify additional innovative products and brands to continue growing.”

** The Company’s President, Chief Executive Officer, and Chief Financial Officer, owns and controls Bidi Vapor; thus, Bidi Vapor and the Company are considered under common control and Bidi Vapor is considered a related-party.

Financial Results for the Three months ended April 30, 2020, compared to three months ended April 30, 2019

Revenues for the second quarter of fiscal 2020 was approximately $22.5 million, compared to $0 in the same period of the prior year. During the second quarter of fiscal 2020, we entered into an exclusive distribution agreement, pursuant to which we were granted the exclusive, worldwide right to distribute the Bidi Vapor products. In connection therewith, we entered into sub-distribution agreements and other agreements with counterparties and granted such sub-distributors the right to distribute the products to non-retail customers within the territory.

Gross profit in the second quarter of fiscal 2020 was approximately $4.2 million, compared to $0 for the second quarter of fiscal 2019. Total cost of revenue – related party was approximately $18.3 million for the second quarter of fiscal 2020, compared to $0 for the second quarter of fiscal 2019. The increase in gross profit is entirely driven by the commencement of sales of the Products during the second quarter of fiscal 2020.

Total operating expenses were $458,000 for the second quarter of fiscal 2020, compared to approximately $4,200 for the second quarter of fiscal 2019. For the second quarter of fiscal 2020, operating expenses consisted of advertising and promotion expenses of approximately $186,000, shipping expenses of approximately $74,000, and general and administrative expenses of approximately $198,000. Advertising and promotion expenses in the second quarter of fiscal 2020 consisted primarily of the expenses incurred for marketing fees. General and administrative expenses in the second quarter of fiscal 2020 consisted primarily of legal fees, salaries, merchant fees, and other service fees. Total operating expenses for the second quarter of fiscal 2019 consisted solely of general and administrative expenses, which were primarily from legal fees incurred. We expect future operating expenses to continue to increase while we generate increased sales growth.

During the second quarter of fiscal 2020, we accrued approximately $950,000 for income taxes, compared to $0 for the second quarter of fiscal 2019.

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Net income for the second quarter of fiscal 2020 was approximately $2.8 million, or $0.00 basic and diluted earnings per share, compared to net loss of approximately $4,000, or $0.00 basic and diluted loss per share, for the second quarter of fiscal 2019. The increase in net income for the second quarter of fiscal 2020, as compared to the second quarter of fiscal 2019, is attributable to the commencement of sales of the products.

Weighted-average common stock shares outstanding were 572,364,574 in the second quarters of fiscal year 2020 and fiscal year 2019.

Financial Results for the six months ended April 30, 2020, compared to six months ended April 30, 2019

Revenues for the first half of fiscal 2020 was approximately $22.5 million, compared to $0 in the same period of the prior fiscal year. During the first half of fiscal 2020, we entered into an exclusive distribution agreement, pursuant to which we were granted the exclusive, worldwide right to distribute the products. In connection therewith, we entered into the sub-distribution agreements and other agreements with counterparties and granted such sub-distributors the right to distribute the products to non-retail customers within the territory.

Gross profit in the first half of fiscal 2020 was approximately $4.2 million, compared to $0 for the first half of fiscal 2019. Total cost of revenue – related party was approximately $18.3 million for the first half of fiscal 2020, compared to $0 for the first half of fiscal 2019. The increase in gross profit is entirely driven by the commencement of sales of the products during the first half of fiscal year 2020.

Total operating expenses were approximately $471,000 for the first half of fiscal 2020, compared to approximately $18,000 for the first half of fiscal 2019. For the first half of fiscal 2020, operating expenses consisted of advertising and promotion expenses of approximately $186,000, shipping expenses of approximately $74,000, and general and administrative expenses of approximately $211,000. Advertising and promotion expenses in the first half of fiscal year 2020 consisted primarily of the expenses incurred for marketing fees. General and administrative expenses in the first half of fiscal 2020 consisted primarily of legal fees, salaries, paid of bonuses, merchant fees, and other service fees. Total operating expenses for the first half of fiscal 2019 consisted solely of general and administrative expenses, which were primarily from legal fees incurred. We expect future operating expenses to continue to increase while we generate increased sales growth.

During the first half of fiscal 2020, we accrued approximately $950,000 for income taxes, compared to $0 for the first half of fiscal 2019.

Net income for the first half of fiscal 2020 was approximately $2.8 million, or $0.00 basic and diluted earnings per share, compared to net loss of approximately $18,200, $0.00 basic and diluted loss per share, for the first half of fiscal 2019. The increase in net income for the first half of fiscal 2020, as compared to the first half of fiscal 2019, is attributable to the commencement of sales of the products.

Weighted-average common stock shares outstanding were 572,364,574 in the first half of fiscal year 2020 and fiscal year 2019.

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* Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to gross profit. Gross profit is determined by deducting the cost of revenue from operating revenue. Cost of revenue includes direct and indirect labor, materials, services, fixed costs, and variable overhead. Gross profit should not be considered an alternative to operating income or net income, which are determined in accordance with GAAP. We believe that gross profit, although a non-GAAP financial measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates our cost structure and provides funds for our total costs and expenses. We use gross profit in measuring the performance of our business. Other companies may calculate gross profit in a different manner.

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About Kaival Brands

Kaival Brands Innovations Group, Inc., is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets.

Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation.

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contact name: Eric Mosser

Phone number: 833-4-KAIVAL

Email address: investors@kaivalbrands.com

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Kaival Brands Innovations Group, Inc.

Balance Sheets

(Unaudited)

	April 30, 2020	October 31, 2019

ASSETS
CURRENT ASSETS:
Cash in bank	$1,970,682	$—
Accounts receivable	3,213,920	—
Accounts receivable – related parties	5,070	—
Inventories	16,419	—

Total Current Assets	5,206,091	—

TOTAL ASSETS	$5,206,091	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	$1,162,282	$44,886
Accounts payable	19,493	—
Accounts payable – related party	1,259,145	—
Total Current Liabilities	2,440,920	44,886

TOTAL LIABILITIES	$2,440,920	$44,886

STOCKHOLDERS’ EQUITY(DEFICIT):

Preferred stock ($.001 par value, 5,000,000 shares authorized, none issued and outstanding as of April 30, 2020 and October 31, 2019)	—	—

Common stock ($.001 par value, 1,000,000,000 shares authorized, 572,364,574 issued and outstanding as of April 30, 2020 and October 31, 2019)	572,365	572,365

Additional paid-in capital	(516,869)	(544,026)

Retained earnings (accumulated deficit)	2,709,675	(73,225)
Total Stockholders’ Equity (Deficit)	2,765,171	(44,886)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$5,206,091	$—

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Kaival Brands Innovations Group, Inc.

Statements of Operations

(Unaudited)

	For the Three Months Ended April 30,		For the Six Months Ended April 30,
	2020	2019	2020	2019
Revenues
Revenues	$22,473,674	$—	$22,473,674	$—
Revenues - related parties	32,480	—	32,480	—
Total revenues	22,506,154	—	22,506,154	—

Cost of revenue
Cost of revenue - related party	18,301,800	—	18,301,800	—
Total cost of revenue	18,301,800	—	18,301,800	—

Gross profit	4,204,354	—	4,204,354	—

Operating expenses
Selling expenses	259,998	—	259,998	—
General & Administrative expenses	198,092	4,225	211,025	18,185
Total operating expenses	458,090	4,225	471,023	18,185

Income (loss) before income taxes provision	3,746,264	(4,225)	3,733,331	(18,185)

Provision for income taxes	(950,431)	—	(950,431)	—

Net income (loss)	$2,795,833	$(4,225)	$2,782,900	$(18,185)

Net income (loss) per common share - basic and diluted	$0.00	$(0.00)	$0.00	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	572,364,574	572,364,574	572,364,574	572,364,574

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Kaival Brands Innovations Group, Inc.

Statements of Cash Flows

(Unaudited)

	For the Six Months Ended April 30, 2020	For the Six Months Ended April 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,782,900	$(18,185)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Expenses contributed to capital	27,157	12,160
Changes in current assets and liabilities:
Accounts receivable	(3,213,920)	—
Accounts receivable – related parties	(5,070)	—
Inventories	(16,419)	—
Accounts payable	19,493	—
Accounts payable – related party	1,259,145	—
Accrued expenses	1,117,396	6,025
Net cash provided by operating activities	1,970,682	—

Net change in cash	$1,970,682	$—
Beginning cash balance	—	—
Ending cash balance	$1,970,682	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$—	$—
Income taxes paid	$—	$—

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Kaival Brands Innovations Group, Inc.

Statement of Changes in Stockholders’ Equity (Deficit)

For the Three and Six Months Ended April 30, 2020

(Unaudited)

	Preferred Shares (Series A)	Preferred Shares (Series B)	Par Value Preferred Shares (Series A)	Par Value Preferred Shares (Series B)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total

Balances, October 31, 2019	—	—	$—	$—	572,364,574	$572,365	$(544,026)	$(73,225)	$(44,886)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—	—	26,457	—	26,457
Net loss	—	—	—	—	—	—	—	(12,933)	(12,933)
Balances, January 31, 2020	—	—	$—	$—	572,364,574	$572,365	$(517,569)	$(86,158)	$(31,362)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—	—	700	—	700
Net income	—	—	—	—	—	—	—	2,795,833	2,795,833
Balances, April 30, 2020	—	—	$—	$—	572,364,574	$572,365	$(516,869)	$2,709,675	$2,765,171

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Kaival Brands Innovations Group, Inc.

Statement of Changes in Stockholders’ Deficit

For the Three and Six Months Ended April 30, 2019

(Unaudited)

	Preferred Shares (Series A)	Preferred Shares (Series B)	Par Value Preferred Shares (Series A)	Par Value Preferred Shares (Series B)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, October 31, 2018	—	—	$—	$—	572,364,574	$572,365	$(570,989)	$(4,376)	$(3,000)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—	—	7,210	—	7,210
Net loss	—	—	—	—	—	—	—	(13,960)	(13,960)
Balances, January 31, 2019	—	—	$—	$—	572,364,874	$572,365	(563,779)	$(18,336)	$(9,750)
Expenses paid on behalf of the Company and contributed to capital	—	—	—	—	—	—	4,950	—	4,950
Net loss	—	—	—	—	—	—	—	(4,225)	(4,225)
Balances, April 30, 2019	—	—	$—	$—	572,364,574	$572,365	$(558,829)	$(22,561)	$(9,025)

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